EXHIBIT 23(A)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures to the date of our report.

                                           McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, FL
July 23, 1998